EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is made as of this 13th day of January, 2017, by and between COMSTOCK MINING INC., a Nevada corporation and Comstock Mining LLC, a Nevada limited liability company (the “Company”), the subsidiaries of the Company from time to time party hereto, and GF COMSTOCK 2 LP, a Delaware limited partnership (the “Purchaser”) who has entered into a Securities Purchase Agreement with the Company.

W I T N E S S E T H:

WHEREAS, the Company has issued and delivered, or will issue and deliver, to the Purchaser a $10,723,000 aggregate principal amount 11% Senior Secured Debenture due 2021 (the “Debenture”); and

WHEREAS, pursuant to the Securities Purchase Agreement (as defined herein) and the Debenture, the Company has agreed to grant a security interest in and to the Article 9 Collateral (as defined herein) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.    Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Company, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.
“Article 9 Collateral” shall mean the Pledged Equity and all tangible and intangible personal property of Company, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory and Proceeds of each of them.
“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Company, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.
“Code” shall mean the Uniform Commercial Code, as adopted in the State of Nevada, NRS Chapter 104, as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Article 9 Collateral from time to time.
“Collateral” shall mean the Article 9 Collateral and the Real Property Collateral.
“Comstock Industrial” shall mean the Company’s wholly-owned subsidiary Comstock Industrial LLC, a Nevada limited liability company.

“Comstock LLC” shall mean the Company’s wholly-owned subsidiary Comstock Mining LLC, a Nevada limited liability company.
“Comstock Real Estate” shall mean the Company’s wholly-owned subsidiary Comstock Real Estate Inc. f/k/a Gold Hill Hotel Inc., a Nevada corporation.
“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.
“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Company, whenever acquired.
“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Company, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Company and not included in Inventory of the Company, including, without limitation, haul trucks, service vehicles, conveyors, crushers, GPS equipment and software, drilling equipment, leach pads, liners, and pond skimmers together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.
“Event of Default” shall mean any of the Events of Default described in the Debenture.
“Excluded Account” means accounts of the Company or any of its Subsidiaries used exclusively for payroll, payroll taxes and other employee wage and benefit payments, as identified to the Purchaser by the Company as such by written notice from time to time.

“Fixtures” shall have the meaning given to that term in the Code, and shall include any Fixtures which are leasehold improvements.
“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all contract rights under leases under which the Company now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Company, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, data, reports, and studies, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data now owned or acquired after the date of this Agreement by the Company.
“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code), bonds, and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Company.
“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Company, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Company and used or consumed in the Company’s business, including, without limitation severed minerals, extracted minerals, pregnant solution, chemicals, stockpiles, ore, core samples and chips, dore; and concentrate whenever acquired and wherever located.
“Investment Property” shall have the meaning set forth in the Code.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, however, that contractual, statutory and common law rights of set-off shall not constitute Liens.
“Permitted Liens” shall have the meaning given to that term in the Debenture.
“Pledged Equity” shall mean 100% of the equity interests in each of the Subsidiaries.
“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Article 9 Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Article 9 Collateral and all interest, payments, prepayments, collections, dividends or other distributions or other income on the Pledged Equity.
“Real Property Collateral” means the real property encumbered by the Deeds of Trust.
“Secured Obligations” shall mean (i) all indebtedness, both principal and interest, of the Company to the Purchaser evidenced by the Debenture, including, without limitation, the Make Whole Amount and (ii) all other debts, liabilities, duties and obligations of the Company to the Purchaser arising after the date of this Agreement contracted or incurred under or in connection with the Transaction Documents.
“Securities Purchase Agreement” shall mean the Securities Purchase Agreement dated the date hereof between the Company and the Purchaser.
“Subsidiaries” shall mean each of Comstock Industrial, Comstock LLC and Comstock Real Estate.
“Transaction Documents” shall mean collectively, this Agreement, the Securities Purchase Agreement and the Deeds of Trust and the Debenture, and all other agreements, documents and instruments required to be executed and delivered pursuant thereto, as each may be amended, supplemented or modified from time to time.
2.    Pledge and Security Interest; Negative Pledge.
(a) Grant. As security for the full and timely payment of the Secured Obligations in accordance with the terms of the Secured Obligations and the performance of the obligations of the Company under the Debenture and this Agreement, the Company hereby (a) pledges the Pledged Equity and (b) grants and conveys to and creates in favor of the Purchaser a security interest under the Code in and to such of the Article 9 Collateral as is now owned or acquired after the date of this Agreement by the Company. The security interests granted to the Purchaser herein shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted

Liens, to extent value has been given prior to or without notice of the Secured Obligations and such third parties have not agreed to subordinate such Permitted Liens.
(b) Code Governs. The Code shall govern the settlement, perfection and the effect of attachment and perfection of the security interest in the Article 9 Collateral, and the rights, duties and obligations of the Purchaser and the Company with respect to the Article 9 Collateral. Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.
(c) Negative Pledge. The Company hereby agrees not to create or grant to any person any Lien, with respect to the Collateral or any other asset of the Company, without the prior written consent of Purchaser, except Permitted Liens.
3.    Provisions Applicable to the Article 9 Collateral. The parties agree that the following provisions shall be applicable to the Article 9 Collateral:
(a) Books and Records. The Company covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Article 9 Collateral that is now owned or acquired after the date of this Agreement by the Company.
(b) Examination of Article 9 Collateral. The Purchaser shall have the right, upon reasonable prior written notice to the Company and during the regular business hours of the Company, to examine and inspect the Article 9 Collateral and to review the books and records of the Company concerning the Article 9 Collateral that is now owned or acquired after the date of this Agreement by the Company and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.
(c) Information on Request. Promptly upon request of the Purchaser from time to time, the Company shall furnish the Purchaser with such information and documents regarding the Article 9 Collateral and the Company’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Purchaser may request.
(d) Cooperation. The Company shall cooperate with the Purchaser, at Company’s expense, in perfecting the Purchaser’s security interest in any of the Article 9 Collateral.
(e) Financing Statements. The Purchaser may file any necessary financing statements and other documents the Purchaser deems necessary in order to perfect its security interest without Company’s signature. Company grants to the Purchaser a power of attorney for the sole purpose of executing any documents on behalf of Company that the Purchaser deems necessary to perfect the security interest of the Purchaser. Such power, coupled with an interest, is irrevocable.
(f) Pledged Equity.
(1) Equity Powers in Pledged Equity. The Company will cause the Pledged Equity to be evidenced by duly executed certificates that are pledged and delivered to the Purchaser pursuant to the terms hereof. Simultaneously with the execution and delivery of this Agreement, the Company shall execute and deliver to the Purchaser undated equity powers, duly executed in blank, in the form attached hereto as Exhibit A-1 (Comstock LLC), Exhibit A-2 (Comstock Real Estate) and Exhibit A-3 (Comstock Industrial).
(2) Distributions and Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Company may, to the extent the Company has such right as a holder of the Pledged Equity,

vote and give consents, ratifications, and waivers with respect thereto, except to the extent that, in the Purchaser’s reasonable judgment, any such vote, consent, ratification or waiver could materially and adversely detract from the value thereof as Article 9 Collateral or that could be inconsistent with or result in any material violation of any provision of the Debenture, this Agreement or any other Transaction Document. Unless an Event of Default shall have occurred and be continuing, the Company may receive and retain all dividends and Proceeds paid by either of the Subsidiaries in respect of the Pledged Equity.
(g) Restrictions and Covenants.
(1) Deposit Accounts. Company shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Purchaser at least fifteen (15) days’ prior written notice thereof.
(2) Principal Offices. The Company shall not move the location of its principal executive offices without prior written notification to the Purchaser.
(3) Changes of Name, Etc. The Company shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed).
4.    Actions with Respect to Article 9 Collateral. The Company irrevocably makes, constitutes and appoints the Purchaser its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to the Company and at the Company’s expense:
(a) Verification. Verify the validity and amount of, or any other matter relating to, the Article 9 Collateral by mail, telephone, facsimile or otherwise;
(b) Notifications. Notify all account debtors that the Accounts have been assigned to the Purchaser and that the Purchaser has a security interest in the Accounts;
(c) Direction as to Accounts. Direct all account debtors to make payment of all Accounts directly to the Purchaser;
(d) Control of Accounts. Take possession of (1) in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts or (2) in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;
(e) Negotiate and Endorse. Negotiate and endorse any Document in favor of the Purchaser or its designees, covering Inventory that constitutes Article 9 Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name of Company any instrument which the Purchaser may reasonably deem necessary or advisable to accomplish the purpose hereof (and without limiting the generality of the foregoing, the Purchaser shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Company representing any payment or reimbursement made under, pursuant to or with respect to, the Article 9 Collateral or any part thereof and to give full discharge to the same; and the Company does hereby ratify and approve all acts of such attorney and agrees that such attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for such attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Secured

Obligations (other than inchoate indemnity obligations) are paid in full, at which time this power shall terminate in full;
(f) Pledged Equity. Receive any and all Proceeds paid in respect of the Pledged Equity (and all Pledged Equity shall be registered in the name of the Purchaser or its nominee, and the Purchaser or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to such shares of the Pledged Equity at any meeting of equity holders of any Subsidiary or otherwise and (ii) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Equity as if it were the absolute owner thereof (including the right to exchange at its discretion any and all the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Purchaser of any right, privilege or option pertaining to such Pledged Equity); and
(g) Enforce. Enforce payment of and collect any Accounts, by legal proceedings or otherwise (and the Company agrees to use its reasonable efforts to assist the Purchaser in the collection and enforcement of the Accounts and will not hinder, delay or impede the Purchaser in any manner in its collection and enforcement of the Accounts), and for such purpose the Purchaser may:
(1) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Purchaser;
(2) Receive and collect all monies due or to become due to the Company pursuant to the Accounts;
(3) Exercise all of the Company’s rights and remedies with respect to the collection of Accounts;
(4) Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;
(5) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Purchaser reasonably deems advisable;
(6) Prepare, file and sign the Company’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;
(7) Prepare, file and sign the Company’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic ‘s lien or similar document in connection with the Article 9 Collateral;
(8) Endorse the name of the Company upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Purchaser’s possession;
(9) Sign the name of the Company to verifications of Accounts and notices of Accounts sent by account debtors to the Company; or

(10) Take all other actions that the Purchaser reasonably deems to be necessary or desirable to protect the Company’s interest in the Accounts.
5.    Preservation and Protection of Security Interest.
(a) Representations. The Company represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Article 9 Collateral (and insurable title with respect to the Mortgaged Properties) from time to time owned or acquired by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Purchaser or in favor of the Purchaser, and shall defend the Article 9 Collateral against the claims and demands of all persons, firms and entities whomsoever. The Company represents and warrants that (i) the Pledged Equity has been duly and validly authorized and issued by the issuers thereof and is fully paid and nonassessable; (ii) the Company is the legal, record and beneficial owner thereof, free of any and all liens, security interests, charges or other encumbrances, or options in favor of, or claims of, any other person; and (iii) the Pledged Equity is and will continue to be freely transferable and assignable and none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Purchaser of rights and remedies hereunder. Assuming the Purchaser has taken all required action to perfect a security interest in the Article 9 Collateral as provided by the Code, the Company represents and warrants that as of the date hereof the Purchaser has, and that all times in the future the Purchaser will have, a first priority perfected security interest in the Article 9 Collateral, prior and superior to the rights of all third parties in the Article 9 Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens.
(b) Covenants. Except as permitted by this Agreement, the Company covenants and agrees that it (1) shall not, without the prior written consent of the Purchaser (i) borrow against the Article 9 Collateral or any portion of the Article 9 Collateral from any other person, firm or entity, (ii) grant or create or permit to attach or exist any Lien on, of or in any of the Article 9 Collateral or any portion of the Article 9 Collateral except those in favor of the Purchaser or the Permitted Liens, (iii) permit any levy or attachment to be made against the Article 9 Collateral or any portion thereof, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Article 9 Collateral, except financing statements in favor of the Purchaser or those with respect to the Permitted Liens, (2) shall faithfully preserve and protect the security interest of the Purchaser in the Article 9 Collateral and shall, at its own cost and expense, cause, or assist the Purchaser to cause that security interest to be perfected and continue perfected so long as the Secured Obligations or any portion of the Secured Obligations is outstanding, unpaid or executory and (3) shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices as the Purchaser in its discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Article 9 Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement.
(c) Financing Statements. For purposes of the perfection of the security interest of the Purchaser in the Article 9 Collateral in accordance with the requirements of this Agreement, the Company shall from time to time at the request of the Purchaser file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the

Purchaser may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest.
6.    Insurance of Equipment, Inventory and Fixtures.
(a) Insurance. The Company shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Purchaser in its sole discretion. At the reasonable request of the Purchaser, each of the Company’s policies of insurance shall contain loss payable clauses in favor of the Company and the Purchaser as their respective interests may appear and shall contain provision for notification of the Purchaser thirty (30) days prior to the termination of such policy. At the request of the Purchaser copies of all such policies, or certificates evidencing the same, shall be deposited with the Purchaser. If the Company fails to effect and keep in full force and effect such insurance or fails to pay the premiums when due, the Purchaser may (but shall not be obligated to) do so for the account of the Company and add the cost thereof to the Secured Obligations.
(b) Loss, Damage or Destruction. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, the Company shall promptly notify the Purchaser of such loss, damage or destruction.
7.    Maintenance and Repair. The Company shall maintain the Real Property Collateral, Equipment, Inventory and Fixtures (and every portion thereof) in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Company fails to do so, the Purchaser may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Company and add the amount of such payments to the Secured Obligations.
8.    Preservation of Rights against Third Parties; Preservation of Article 9 Collateral in the Purchaser’s Possession. Until such time as the Purchaser exercises its right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Company’s contract rights, the Company assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Purchaser shall be deemed to have exercised reasonable care in the custody and preservation of such of the Article 9 Collateral as may come into its possession from time to time if the Purchaser takes such action for that purpose as the Company shall request in writing, so long as (a) the requested action does not (in the Purchaser's reasonable judgment) impair the Purchaser's security interest in the Article 9 Collateral or its right in (or the value of) the Article 9 Collateral and (b) the Purchaser receives such written request in sufficient time to permit the Purchaser to take the requested action.
9.    Events of Default and Remedies.
(a) Foreclosure. If any one or more of the Events of Default shall occur or shall exist, the Purchaser may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Article 9 Collateral in any way permitted by law, or upon fifteen (15) days’ prior written notice to the Company, sell any or all Article 9 Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Purchaser, in its sole discretion, may elect, or sell any or all Article 9 Collateral at public auction, either for cash or on credit, as the Purchaser, in its sole discretion, may elect, and at any such sale, the Purchaser may bid for and become the purchaser of any or all such Article 9 Collateral. Pending any such action the Purchaser may liquidate the Article 9 Collateral.
(b) Compromise; Waiver of Notices. If any one or more of the Events of Default shall occur or shall exist, the Purchaser may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Article 9 Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Company, without affecting the Company’s liability under this Agreement or the Debenture. The Company waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper or any of its contract rights and any other notices to which the Company may be entitled.
(c) Rights Under Code. If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Purchaser shall have such additional rights and remedies in respect of the Article 9 Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Company expressly waives.
(d) Application of Proceeds. The Purchaser shall apply the Proceeds of any sale or liquidation of the Article 9 Collateral and any Proceeds received by the Purchaser from insurance, first to the payment of the reasonable costs and expenses incurred by the Purchaser in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses, second to the payment of the Secured Obligations, whether on account of principal or interest or otherwise as the Purchaser in its sole discretion, may elect, and then to pay the balance, if any, to the Company or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Company shall be liable for any deficiency.
(e) Assembly Rights. Upon the occurrence of any Event of Default, the Company shall promptly upon written demand by the Purchaser assemble the Equipment, Inventory and Fixtures and make them available to the Purchaser at a place or places to be designated by the Purchaser. The rights of the Purchaser under this Section 9(e) to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Purchaser may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.
10.     Release. Notwithstanding anything to the contrary contained in this Agreement, upon payment and performance in full of the Secured Obligations (other than inchoate indemnity obligations), this Agreement shall terminate and be of no further force and effect and the Purchaser shall thereupon terminate its security interest in the Article 9 Collateral. Notwithstanding the preceding sentence, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Purchaser pursuant to an order by a court of competent jurisdiction, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided, that, without the prior written consent of the Purchaser the Company may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Purchaser to take any action whatsoever with respect to the Article 9 Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Company. Upon any sale or other transfer by the Company of any Collateral in a transaction permitted under the Transaction Documents (including, without limitation, any “permitted earn-in arrangement,” as defined in the Debenture to the extent required by the terms of such earn-in arrangement), the security interests in such Collateral created by the Transaction Documents shall be automatically released. For the sake of clarity, the Company’s rights and privileges with respect to any permitted earn-in arrangement are hereby pledged as Collateral for the benefit of Purchaser. In connection with any termination or release pursuant to this Section 10, the Purchaser shall, at the expense of the Company, execute and deliver all documents that the Company shall reasonably request to evidence such termination or release.
11.    Miscellaneous.
(a) Notices. Unless otherwise provided herein, all notices, demands, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by nationally recognized overnight courier service, or mailed by certified mail, return receipt requested, or sent by facsimile (if provided), addressed as follows (or to such other address as may be given in writing in the future by either party to the other party hereto):
If to the Company, to:
Comstock Mining Inc.
P.O. Box 1118
Virginia City, NV 89440
Attention: Corrado DeGasperis
Facsimile: 800-750-5740
Telephone: 775-848-5310

 If to the Purchaser to:

GF Comstock 2 LP
140 East 45th Street, Suite 17c
New York, NY 10017
Attention: Daniel Freuman
Telephone: 212-201-5813

Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day; (ii) on the next Business Day after timely delivery for overnight service to a nationally recognized overnight courier service; and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

(b)     Governing Law and Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto agrees that any action, suit or proceeding arising out of or relating to this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) may be commenced in the state courts sitting in New York City, New York, Borough or Manhattan and the United States District Court of the Southern District of New York and any appellate court from any thereof. Each party hereto hereby (1) irrevocably waives personal service of process, (2) waives, to the fullest extent permitted by applicable law, (x) any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding; and (y) any claim that it may now or hereafter have that any such action, suit or proceeding in such a court has been brought in an inconvenient forum, (3) submits to the nonexclusive jurisdiction of such courts in any such action, suit or proceeding and (4) consents to process being served in any such action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement (and agrees that such service shall constitute good and sufficient service of process and notice thereof). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(c)     Amendments and Waivers; Cumulative Remedies. No provision of this Agreement may be modified, changed, waived, amended, discharged or terminated except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. The rights, remedies, powers and privileges of a party hereunder are cumulative and not exclusive of any rights or remedies that such party may otherwise have. If an Event of Default is waived by the Purchaser in accordance with this Agreement, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

(d)     Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or electronic signature were the original thereof.

(e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)     Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party and any attempt to do so without such consent will be null and void.

(g) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the date first written above.

COMSTOCK MINING INC.

By:   /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title:  President and Chief Executive Officer

COMSTOCK MINING LLC

By: COMSTOCK MINING INC., sole Manager

        By:   /s/ Corrado De Gasperis
               Name: Corrado De Gasperis
               Title:   President and
                           Chief Executive Officer

COMSTOCK REAL ESTATE INC.

By:   /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title:  President

COMSTOCK INDUSTRIAL LLC

By: COMSTOCK MINING INC., sole Manager

        By:   /s/ Corrado De Gasperis
               Name: Corrado De Gasperis
               Title:   President and
                           Chief Executive Officer

GF COMSTOCK 2 LP, by GF Capital, LLC, its general partner By: /s/ Daniel Freuman_________ Name: Daniel Freuman Title: Manager

[Signature Page to Comstock Pledge and Security Agreement (2017)]

EXHIBIT A-1
(COMSTOCK LLC)
EQUITY POWER

FOR VALUE RECEIVED, Comstock Mining Inc., a Nevada corporation, does hereby assign and transfer unto _____________________________, a ______________________, __________________ limited liability company interests (the “LLC Equity”) in COMSTOCK MINING LLC, a Nevada limited liability company (the “LLC”), standing in its name on the books of the LLC, the LLC Equity represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint any officer or agent of the LLC as its attorney-in-fact to transfer the LLC Equity on the books of the LLC with full power of substitution in the premises.

Dated: __________________.

COMSTOCK MINING INC.

By:    _________________________
Name:
Title:
In the presence of

___________________________
, Witness

EXHIBIT A-2
(COMSTOCK REAL ESTATE)
STOCK POWER
FOR VALUE RECEIVED, Comstock Mining Inc., a Nevada corporation, does hereby assign and transfer unto _____________________________, a ______________________, __________________ shares (the “Shares”) of Common Stock, par value $______ per share, in COMSTOCK REAL ESTATE INC., a Nevada corporation (the “Corporation”), standing in its name on the books of the Corporation, the Shares being represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint any officer or agent of the Corporation as its attorney-in-fact to transfer the Shares on the books of the Corporation with full power of substitution in the premises.
Dated: __________________.
COMSTOCK MINING INC.

By:    _________________________
Name:
Title:
In the presence of

___________________________
, Witness

EXHIBIT A-3
(COMSTOCK INDUSTRIAL)
EQUITY POWER
FOR VALUE RECEIVED, Comstock Mining Inc., a Nevada corporation, does hereby assign and transfer unto _____________________________, a ______________________, __________________ limited liability company interests (the “LLC Equity”) in COMSTOCK INDUSTRIAL LLC, a Nevada limited liability company (the “LLC”), standing in its name on the books of the LLC, the LLC Equity represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint any officer or agent of the LLC as its attorney-in-fact to transfer the LLC Equity on the books of the LLC with full power of substitution in the premises.
Dated: __________________
COMSTOCK MINING INC.

By:    _________________________
Name:
Title:
In the presence of

___________________________
, Witness